UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                      Pursuant to Sections 13 and 15(d) of
                       the Securities Exchange Act of 1934



                                  March 4, 1998
                Date of Report (Date of earliest event reported)


                           SA TELECOMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                  0-18048                    75-228519
      (State Of                 (Commission                (IRS Employer
      Incorporation)            File Number)               Identification No.)



                        1600 Promenade Center, 15th Floor
                              Richardson, TX 75080
                     (Address of Principal Executive Office)




                                 (972) 690-5888
              (Registrant's Telephone Number, Including Area Code)



                                (Not Applicable)
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Item 5.  Other Events


          As previously reported, SA Telecommunications, Inc. and its subsidiaries (collectively, the "Company") entered into a purchase agreement (the "Purchase Agreement") with EqualNet Corporation (the "Buyer") and EqualNet Holding Corp. ("EqualNet" and, collectively with the Buyer, the "EqualNet Parties") which contemplates a sale of substantially all of the Company's assets (the "Assets") to the Buyer (the "Sale"). Also as previously reported, the closing of the Sale is subject to the satisfaction of a number of conditions precedent, several of which have now been satisfied.

          First, on March 4, 1998, the Company held an auction at which interested parties were able to make higher and better offers for the Assets. At the auction, the Company received offers from two bidders other than the EqualNet Parties. In response to these other bids, the EqualNet Parties enhanced their offer contained in the Purchase Agreement. As a result, the Company and the Official Committee of Unsecured Creditors jointly determined that the EqualNet Parties' enhanced offer was the highest and best offer for the Assets. A copy of the Amendment to the Purchase Agreement, which Amendment reflects the terms of the EqualNet Parties' enhanced offer, is attached hereto as Exhibit 2.1, and incorporated herein by reference.

          Second, on March 6, 1998, a hearing to approve the Sale was held in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On March 9, 1998, the Bankruptcy Court entered an order approving the Sale (the "Sale Approval Order"). A copy of the Sale Approval Order is attached hereto as Exhibit 99.1, and incorporated herein by reference.

          Closing of the Sale remains contingent upon the receipt by EqualNet of shareholder approval and several other conditions. However, the holders of at least 51% of the common stock of EqualNet have agreed to vote their shares in favor of the purchase by the Buyer of the Company's Assets.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits:

          2.1 Amendment dated as of March 10, 1998 to Purchase Agreement dated as of January 15, 1998.

          99.1 Order (i) Authorizing the Sale of Substantially All Assets of the Debtors Free and Clear of Liens, Claims and Encumbrances, Subject to the Terms of a Purchase Agreement and Subject to Higher and Better Offers; (ii) Approving a Purchase Agreement and; (iii) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale of the Debtors' Assets.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 SA TELECOMMUNICATIONS, INC.


DATE: March 13, 1998                             By: /s/ Albert B. Gordon, Jr.
                                                    ------------------------
                                                    Albert B. Gordon, Jr.
                                                    Chief Executive Officer